Exhibit 99.1

AVITA Medical: Pre-J.P. Morgan Update Highlights 2025 Revenue Growth, New Debt Facility, and 2026 Growth Outlook

VALENCIA, Calif., January 13, 2026 (GLOBE NEWSWIRE) — AVITA Medical®, Inc. (ASX: AVH, NASDAQ: RCEL), a leading therapeutic acute wound care company delivering transformative solutions, today announced unaudited preliminary financial results and a business update for the fourth quarter and fiscal year 2025. The Company also provided its preliminary outlook for fiscal year 2026, ahead of its presentation at the 44th Annual J.P. Morgan Healthcare Conference on January 14, 2026 at 5:15 p.m. Pacific Time (Thursday, January 15, 2026, at 12:15 p.m. Australian Eastern Daylight Time). The webcast can be accessed through AVITA Medical’s website at: https://ir.avitamedical.com/events-and-presentations

Preliminary financial and business update:

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Total net revenues of approximately $17.6 million in the fourth quarter of 2025, compared to $18.4 million in the fourth quarter of 2024.
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Total revenues of approximately $71.6 million for full year 2025, compared to $64.3 million for full year 2024, representing an increase of approximately 11%, within the Company’s revised revenue guidance for the year.
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Existing debt refinanced, securing up to $60 million of committed capital under a new credit facility with Perceptive Advisors to strengthen the Company’s capital structure and support long-term growth.
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Full year 2026 revenue expected in the range of approximately $80 to $85 million, representing growth of approximately 12% to 19% compared to 2025 revenue.
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Cohealyx-I study fully enrolled, and PermeaDerm-I study surpassed 75% enrollment, in December 2025; data from both clinical studies expected later in 2026.

“Over the past year, we have focused on strengthening the foundation of the business – stabilizing revenue, advancing our clinical pipeline, and improving financial flexibility,” said Cary Vance, Interim Chief Executive Officer of AVITA Medical. “With a strengthened balance sheet and key clinical and commercial milestones ahead, we enter 2026 positioned to shift from stabilization to execution-led growth and deliver more predictable, scaled performance.”

Closing of new credit facility with Perceptive Advisors

Today, AVITA Medical also announced the closing of a five-year credit facility providing up to $60 million in capital from Perceptive Advisors, a healthcare-focused investment firm. An initial $50 million has been funded with the option to draw an additional $10 million through the end of the first quarter 2027. The proceeds of the transaction will be used to repay the Company’s outstanding debt and support the further growth of its acute wound care portfolio.

As part of the new credit facility, the Company established trailing twelve-month (TTM) revenue covenants aligned with AVITA Medical’s current operating trajectory. As set forth in the Credit Agreement, the initial TTM revenue covenant is $68.5 million for the first quarter ending March 31, 2026, and $73 million for the full year 2026. Accordingly, based on the Company’s reported financial results for the three quarters ended December 31, 2025, the Company will be required to achieve $15.4 millon in revenue in the first quarter 2026.

“This financing represents an important step in strengthening AVITA Medical’s capital structure while preserving shareholder value, including a reset of our revenue covenants to levels we believe are appropriate and manageable based on our operating performance and forward outlook,” said David O’Toole, Chief Financial Officer of AVITA Medical. “We are pleased to partner with Perceptive Advisors, whose deep healthcare expertise and collaborative approach align well with our commitment to building a durable, growth-oriented business and our long-term vision.”

“AVITA Medical has established a differentiated position in acute wound care with a clear path to value creation through both commercial execution and clinical advancement,” said Sam Chawla, Portfolio Manager at Perceptive Advisors. “With multiple near-term catalysts, we believe the Company is well positioned to scale efficiently and progress toward sustainable profitability, and we are pleased to support the management team through this next phase of growth.”

Further details regarding the Credit Agreement and related documentation are set out in an interim report on a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on January 13, 2026.

Fourth Quarter Financial and Business Update Webcast and Conference Call Information

AVITA Medical plans to report its financial results for the fourth quarter and full year 2025 after the close of the U.S. financial markets on Thursday, February 12, 2026. A conference call and webcast are scheduled for that day at 1:30 p.m. Pacific Time (Friday, February 13, 2026, at 8:30 a.m. Australian Eastern Daylight Time) to discuss its results in further detail.

About AVITA Medical, Inc.

AVITA Medical is a leading therapeutic acute wound care company delivering transformative solutions. Our technologies are designed to optimize wound healing, effectively accelerating the time to patient recovery. At the forefront of our platform is the RECELL® System, approved by the U.S. Food and Drug Administration for the treatment of thermal burn and trauma wounds. RECELL harnesses the healing properties of a patient’s own skin to create Spray-On Skin™ Cells, offering an innovative solution for improved clinical outcomes at the point-of-care. In the U.S., AVITA Medical also holds the rights to manufacture and exclusive rights to market, sell, and distribute PermeaDerm®, a biosynthetic wound matrix, and the exclusive rights to market, sell, and distribute Cohealyx®, an AVITA Medical-branded collagen-based dermal matrix.

In international markets, the RECELL System is approved to promote skin healing in a wide range of applications, including thermal burn and trauma wounds, with regulatory clearances in Europe, and excluding RECELL GO®, in Australia and Japan.

To learn more, visit www.avitamedical.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements generally may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “forecast,” “guidance,” “may,”

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“outlook,” “will,” and similar words or expressions, and the use of future dates. Forward-looking statements include, but are not limited to, statements relating to the timing and realization of regulatory approvals of our products; anticipated market share growth and revenue generation; failure to achieve the anticipated benefits from approval of our products; risks associated with international operations and expansion; and other business effects, including the effects of industry, as well as other economic or political conditions outside of the Company’s control. These statements are made as of the date of this release, and the Company undertakes no obligation to publicly update or revise any of these statements, except as required by law. For additional information and other important factors that may cause actual results to differ materially from forward-looking statements, please see the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and other publicly available filings for a discussion of these and other risks and uncertainties.

Investor & Media Contact:

Ben Atkins

Phone +1-805 341 1571

investor@avitamedical.com | media@avitamedical.com

Authorized for release by the Chief Financial Officer of AVITA Medical, Inc.

©2025 AVITA Medical. AVITA Medical®, Cohealyx®, RECELL®, RECELL GO®, and Spray-On SkinTM Cells are trademarks of AVITA Medical. PermeaDerm® is a registered trademark owned by Stedical Scientific, Inc. All other trademarks are the properties of their respective owners.

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